Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Clayton Williams Energy, Inc. 401(k) Plan and Trust:

We consent to the incorporation by reference in the Registration Statement (No. 33-69688) on Form S-8 of Clayton Williams Energy, Inc. of our report dated June 22, 2015, relating to our audit of the financial statements and the financial statement schedule, which appear in this Annual Report on Form 11-K of Clayton Williams Energy, Inc. 401(k) Plan and Trust for the years ended December 31, 2014 and 2013.

/s/ Hein & Associates LLP

June 22, 2015
Dallas, Texas